EXHIBIT 21

SUBSIDIARIES OF THE BRINK’S COMPANY

AS OF FEBRUARY 20, 2007

(The subsidiaries listed below are owned 100%, directly or indirectly, by The Brink’s Company unless otherwise noted.)

Company	Jurisdiction of Incorporation
The Pittston Company	Delaware
Glen Allen Development, Inc.	Delaware
Liberty National Development Company, LLC (32.5%)	Delaware
New Liberty Residential Urban Renewal Company, LLC (17.5%)	New Jersey
Pittston Services Group Inc.	Virginia
Brink’s Holding Company	Delaware
Brink’s Home Security, Inc.	Delaware
Brink’s Guarding Services, Inc.	Delaware
Brink’s Home Security Canada Limited	Canada
Brink’s, Incorporated (“BI”)	Delaware
Brellis Partners, L.P. (50% Partnership Interest)	Virginia
Brink’s Antigua Limited (47%)	Antigua
Brink’s Express Company	Illinois
Security Services (Brink’s Jordan) Company Ltd (45%)	Jordan
Brink’s (Liberia) Inc. (98%)	Liberia
Servicio Pan Americano de Proteccion S.A. (“Serpaprosa”) (20% by Trust, BI is Settlor of Trust)	Mexico
Canamex (10%)	Mexico
Inmobiliaria, A.J., S.A. de C.V. (20%)	Mexico
Productos Panamericanos de Proteccion, S.A. de C.V. (20%)	Mexico
Operadora Especializada de Transportes, S.A. de C.V. (20%)	Mexico
Procesos Integrales en Distribucion y Logistica, S.A. de C.V. (20%)	Mexico
Brink’s St. Lucia Ltd. (26%)	St. Lucia
Brink’s Security International, Inc. (“BSI”)	Delaware
Brink’s Brokerage Company, Incorporated	Delaware
Brink’s C.l.S., Inc.	Delaware
Brink’s Global Services USA, Inc.	Delaware
Brink’s Global Services International, Inc.	Delaware
Brink’s Global Services KL, Inc.	Delaware
Brink’s International Management Group, Inc.	Delaware
Brink’s Network, Incorporated	Delaware
Brink’s Vietnam, Incorporated	Delaware
Brink’s Philippines, Inc.	Delaware
Brink’s Argentina S.A.	Argentina
Brink’s Asia Pacific Limited	Hong Kong
Brink’s Australia Pty Ltd	Australia
A.C.N. 081 163 108 Pty Ltd	Australia
Brink’s Europe N.V.	Belgium
Brink’s Belgium S.A.	Belgium
Cavalier Insurance Company Ltd.	Bermuda
Brink’s Bolivia S.A.	Bolivia
Brink’s Global Services FZE	Dubai (UAE)
Brink’s EMEA SAS	France
Brink’s France Holdings SAS	France
Brink’s Madagascar S.A. (60%)	Madagascar
Brink’s Guarding Maroc S.A.S. (60%)	Morocco
Electronic Security Ltd	Mauritius
High Security (Guards) Ltd	Mauritius
H.S.G. Ltd	Mauritius
Security & Risk Management Training Centre Ltd	Mauritius
Securicor (Mauritius) Limited	Mauritius

Company	Jurisdiction of Incorporation
Guard Force LTD	Mauritius
Brink’s Beteiligungsgesellschaft mbH	Germany
Brink’s Transport & Service GmbH	Germany
Brink’s Deutschland GmbH	Germany
Brink’s Sicherheit GmbH	Germany
Security Consulting & Services GmbH	Germany
Brink’s Far East Limited	Hong Kong
Brink’s Arya India Private Limited (40%)	India
Brink’s Ireland Limited	Ireland
Brink’s Willsborough Limited	Ireland
Allied Couriers Limited	Ireland
Brink’s-Team 3 Limited	Ireland
Brink’s Holdings Limited	Israel
Brink’s (Israel) Limited (70%)	Israel
Courier Service Ltd. (70%)	Israel
Brink’s Diamond & Jewellery Services (International) (1993) Ltd.	Israel
Brink’s Global Services S.r.L.	Italy
Brink’s Japan Limited	Japan
Brink’s Luxembourg S.A.	Luxembourg
Brink’s Security Luxembourg S.A.	Luxembourg
BK Services S.a.r.l.	Luxembourg
Brink’s Global Services S.A. de C.V.	Mexico
Brink’s International, C.V. (“BICV”, BSI is General Partner)	Netherlands
Brink’s Chile, S.A. (74%, BICV is beneficial owner)	Chile
Brink’s de Colombia S.A. (58%, BICV is beneficial owner)	Colombia
Domesa de Colombia S.A. (59%)	Colombia
ePago de Colombia S.A. (55%)	Colombia
Procesos & Canje S.A. (29%)	Colombia
Sistema Integrado Multiple de Pago Electronics S.A. (“SIMPLE S.A.”)(7.25%)	Colombia
Brink’s Canada Holdings, B.V. (BICV is beneficial owner)	Netherlands
Brink’s Canada Limited	Canada
Brink’s-Team 3, B.V.	Netherlands
Centro Americana de Inversiones Balboa, C.A. (BICV is beneficial owner)	Panama
Hermes Transporte Blindados S.A. (36%)	Peru
Brink’s Dutch Holdings, B.V. (BICV is beneficial owner)	Netherlands
Brink’s Hellenic Holdings, B.V. (“BHH”)	Netherlands
Athena Marathon Holdings, B.V. (“AMH”)	Netherlands
Apollo Acropolis Holdings, B.V. (“AAH”)	Netherlands
Hermes Delphi Holdings, B.V, (“HDH”)	Netherlands
Zeus Oedipus Holdings, B.V. (“ZOH”)	Netherlands
Hellenic Brink’s SA Commercial Company for the Provision of Data Processing Services (“Hellenic Brink’s SA”) (20% each BHH, AMH, AAH, HDH, ZOH)	Greece
Organisation of Security-Management Hermes Commercial SA POPSS (“Hermes Security SA”) (97%)	Greece
Hermes Aviation Security Services SA POPSS (“Hermes-Avsec SA”) (68%)	Greece
Hermes Civas Goldair Baggage Control Services SA POPSS (“Airsec Services”) (68%)	Greece
SA for the Provision of Valuable Transport & Security Services POPSS (“Brink’s-Hermes SA”) (99%)	Greece
Hellenic Reception & Processing Centre of Electronic Signals – Private Security Firm (“Hellenic Central Station”) (10%)	Greece
Brink’s C.L. Polska Sp.zo.o	Poland
Brink’s C.L. Hungaria Limited	Hungary
Servicio Pan Americano de Proteccion C.A. (61%, BICV is beneficial owner)	Venezuela
Aeropanamericano, C.A. (61%)	Venezuela
Aero Sky Panama, S.A. (61%)	Venezuela
Artes Graficas Avanzadas 98, C.A. (61%)	Venezuela
Blindados de Zulia Occidente, C.A. (61%)	Venezuela

Company	Jurisdiction of Incorporation
Blindados de Oriente, S.A. (61%)	Venezuela
Blindados Panamericanos, S.A. (61%)	Venezuela
Blindados Centro Occidente, S.A. (61%)	Venezuela
Bolivar Business S.A. (61%)	Panama
Domesa Courier Corporation (61%)	Florida
Panamerican Protective Service Sint Maarten, N.V. (61%)	Neth. Antilles
Radio Llamadas Panama, S.A. (61%)	Panama
Servicio Panamericano de Proteccion Curacao, N.V. (61%)	Neth. Antilles
Domesa Curacao, N.V. (61%)	Neth. Antilles
Domesa Aruba, N.V. (61%)	Aruba
Servicio Panamericano de Vigilancia Curacao, N.V. (61%)	Neth Antilles
Documentos Mercantiles, S.A. (61%)	Venezuela
Instituto Panamericano, C.A. (61%)	Venezuela
Intergraficas Panama, S.A. (61%)	Venezuela
Panamericana de Vigilancia, S.A. (61%)	Venezuela
Transportes Expresos, C.A. (61%)	Venezuela
Brink’s Panama S.A. (49%)	Panama
Inmobiliaria Brink’s Panama S.A. (49%)	Panama
Brink’s Poland Security Services Sp.zo.o.	Poland
Brink’s Puerto Rico, Inc.	Puerto Rico
Brink’s International Holdings AG	Switzerland
Brink’s France S.A.S.	France
Brink’s Security Services SAS	France
Armonia G.I.E. (51%)	France
Brink’s Antilles Guyane S.A.R.L.	Guadeloupe
Brink’s Contrôle Sécurité Réunion S.A.R.L.	St. Denis
Brink’s Évolution S.A.R.L.	France
Brink’s Formation S.A.R.L.	France
Brink’s Guard S.A.R.L.	France
Brink’s Services S.A.R.L.	France
Brink’s Maroc SA (65%)	Morocco
Brink’s Protection Privée S.A.R.L.	France
Brink’s Réunion S.A.R.L.	St. Denis
Brink’s Recherche et Développement S.A.R.L.	France
Cyrasa Servicios de Control SA	Spain
Protecval S.A.R.L.	France
Maartenval NV	Neth. Antilles
Brink’s Switzerland Ltd.	Switzerland
Brink’s Diamond & Jewelry Services BVBA	Belgium
Transpar – Brink’s ATM Ltda.	Brazil
BGS – Agenciamento de Carga e Despacho Aduaneiro Ltda.	Brazil
Brink’s-Seguranca e Transporte de Valores Ltda.	Brazil
BVA-Brink’s Valores Agregados Ltda	Brazil
Brink’s Hong Kong Limited	Hong Kong
Brink’s Security Transportation (Shanghai) Company Limited	China
Brink’s Global Services Korea Limited – Yunan Hoesa Brink’s Global (80%)	Korea
Brink’s Nederland B.V.	Netherlands
Brink’s Gelderwerking B.V.	Netherlands
Brink’s Security Services B.V.	Netherlands
Brink’s Singapore Pte Ltd	Singapore
Brinks (Southern Africa) (Proprietary) Limited	South Africa
Brinks Armoured Security Services (Proprietary) Limited	South Africa
ePago International Inc. (80%)	Panama
Corporación ePago de Venezuela, C.A. (80%)	Venezuela
Brink’s e-Pago Tecnologia Ltda. (80%)	Brazil
Brink’s Taiwan Security Limited	Taiwan
Brink’s (Thailand) Limited (40%)	Thailand
Brink’s Guvenlik Hizmetleri Anonim Sirketi	Turkey
Brink’s Europe Limited	U.K.
Brink’s (UK) Limited	U.K.
Brink’s Commercial Services Limited	U.K.
Brink’s Diamond & Jewellery Services Limited	U.K.

Company	Jurisdiction of Incorporation
Brink’s Limited	U.K.
Brink’s (Scotland) Limited	U.K.
Brink’s Limited (Bahrain) EC	Bahrain
Brink’s Security Limited	U.K.
Quarrycast Commercial Limited	U.K.
Brink’s Global Services, Ltd.	U.K.
Brink’s Finance Company Inc.	Delaware
BAX Holding Company	Virginia
BAX Finance Inc.	Delaware
Brink’s Administrative Services Inc.	Delaware
Pittston Minerals Group Inc.	Virginia
Pittston Coal Company	Delaware
American Eagle Coal Company	Virginia
Heartland Coal Company	Delaware
Maxxim Rebuild Company, Inc.	Delaware
Pittston Forest Products, Inc.	Virginia
Addington, Inc.	Kentucky
Appalachian Mining, Inc.	West Virginia
Molloy Mining, Inc.	West Virginia
Vandalia Resources, Inc.	West Virginia
Pittston Coal Management Company	Virginia
Pittston Coal Sales Corp.	Virginia
Pittston Coal Terminal Corporation	Virginia
Pyxis Resources Company	Virginia
HICA Corporation	Kentucky
Holston Mining, Inc.	West Virginia
Motivation Coal Company	Virginia
Paramont Coal Corporation	Delaware
Sheridan-Wyoming Coal Company, Incorporated	Delaware
Thames Development Ltd.	Virginia
Buffalo Mining Company	West Virginia
Clinchfield Coal Company	Virginia
Dante Coal Company	Virginia
Eastern Coal Corporation	West Virginia
Elkay Mining Company	West Virginia
Jewell Ridge Coal Corporation	Virginia
Kentland-Elkhorn Coal Corporation	Kentucky
Lorado Reclamation Company	Virginia
Meadow River Coal Company	Kentucky
Pittston Coal Group, Inc.	Virginia
Ranger Fuel Corporation	West Virginia
Sea “B” Mining Company	Virginia
Pittston Synfuel Company	Virginia
Pittston Mineral Ventures Company	Delaware
PMV Gold Company	Delaware
MPI Gold (USA) Ltd.	Nevada
Pittston Mineral Ventures International Ltd.	Delaware
Mineral Ventures of Australia Pty Ltd.	Australia
Western Australian Minerals Company Pty Ltd	Australia

NOTE: Subsidiaries that are not majority owned do not constitute “Subsidiaries” for the purposes of this Schedule. They have been left on the Schedule so as to make the ownership structure clear.

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